UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2009

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-699-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2009 (the "Closing Date"), Furmanite Corporation's (the "Registrant") wholly owned subsidiary, Furmanite Worldwide, Inc. (the "Company"), and certain foreign subsidiaries of the Company (the "Designated Borrowers") entered into a Credit Agreement dated as of July 31, 2009 with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the "Credit Agreement").

The Credit Agreement, which matures on January 31, 2013, provides a revolving credit facility of up to $50.0 million to the Company and the Designated Borrowers. A portion of the amount available under the Credit Agreement (not in excess of $20.0 million) is available for the issuance of letters of credit. In addition, a portion of the amount available under the Credit Agreement (not in excess of $5.0 million in the aggregate) is available for swing line loans to the Company. The loans under the Credit Agreement to any one of the Designated Borrowers may not exceed $35.0 million in the aggregate.

As of the Closing Date there was an aggregate principal amount of approximately $35.1 million outstanding under the Previous Loan Agreement described in Item 1.02 below. The proceeds from the initial borrowing under the Credit Agreement were used to pay the amounts outstanding under the Previous Loan Agreement.

Borrowings under the Credit Agreement bear interest at varying rates equal to, at the Company’s election: (1) the Eurocurrency Rate plus the Applicable Rate or (2) the Base Rate plus the Applicable Rate; provided that all swing line loans bear interest at a rate equal to the Base Rate plus the Applicable Rate. The Eurocurrency Rate is the British Bankers Association LIBOR Rate for the interest period selected by the Company. The Base Rate is the highest of (1) the federal funds rate plus 0.5%, (2) the one month Eurocurrency Rate plus 1.0%, or (3) the prime rate for such day as publicly announced from time to time by Bank of America, N.A. The Applicable Rate for Eurocurrency Rate loans is initially 2.0% and for Base Rate loans is initially 1.0%, subject, in each case, to adjustment based upon changes in the Funded Debt to EBITDA Ratio. A commitment fee, which ranges between 0.25% to 0.30% based on the unused portion of the amount available under the Credit Agreement, is also payable by the Company.

All obligations of the Company and the Designated Borrowers under the Credit Agreement are guaranteed by the Company and all Material Subsidiaries of the Company (as defined below) under a Guaranty and Collateral Agreement, dated as of July 31, 2009, executed and delivered by the Company and the Material Subsidiaries of the Company in connection with the Credit Agreement; provided, however, foreign subsidiaries of the Company do not guarantee any obligations of the Company or any subsidiary of the Company that is not a foreign subsidiary of the Company. All obligations of the Company, the Designated Borrowers and the Material Subsidiaries of the Company under the Credit Agreement, the Guaranty and Collateral Agreement and the other collateral documents executed and delivered by the Company and the Material Subsidiaries of the Company in connection with the Credit Agreement are secured by a first priority lien on (1) all assets of the Company and the Material Subsidiaries of the Company organized under the laws of the United States, the United Kingdom and Australia and (2) all shares of the Material Subsidiaries of the Company organized under the laws of the United States, the United Kingdom and Australia and all shares of Furmanite Holding B.V., a subsidiary of the Company organized under the laws of the Netherlands; provided, however, no more than 66% of the voting stock of any foreign subsidiary of the Company is pledged to secure any obligations of the Company or any subsidiary of the Company that is not a foreign subsidiary of the Company; and provided, further, no voting stock of any foreign subsidiary of the Company that is directly or indirectly a subsidiary of Furmanite Holding B.V. is pledged to secure any obligations of the Company or any subsidiary of the Company that is not a foreign subsidiary of the Company. A Material Subsidiary of the Company is (a) any subsidiary of the Company organized under the laws of the United States, (b) any subsidiary of the Company organized under the laws of the United Kingdom or Australia, (c) Furmanite Holding B.V., a subsidiary of the Company organized under the laws of the Netherlands and (d) any other foreign subsidiary of the Company whose (i) consolidated assets constituted 5% (7.5% for foreign subsidiary organized under the Laws of France or Norway) or more of the consolidated assets of the Company and its subsidiaries as of the end of the most recently ended fiscal quarter of the Company or (ii) consolidated gross revenues constituted 5% (7.5% for foreign subsidiary organized under the Laws of France or Norway) or more of the consolidated gross revenues of the Company and its subsidiaries for the most recently ended four fiscal quarter period of the Company.
The Credit Agreement contains negative covenants that generally limit the Company’s ability to:

• incur additional indebtedness, guarantees or other contingent obligations;
• incur liens or other encumbrances;
• change the nature of its business;
• merge or consolidate; and
• make investments or acquisitions unless it meets certain requirements.

The Company must comply with several financial covenants.

(a) Funded Debt to EBITDA (as defined in the Credit Agreement) ratio, as of the end of any fiscal quarter of the Company and its subsidiaries cannot be greater than 2.75 to 1.00.

(b) Fixed Charge Coverage Ratio (as defined in the Credit Agreement) cannot be less than:

(i) 2.0 to 1.00 for the four consecutive fiscal quarter periods ending June 20, 2009, September 30, 2009 and December 31, 2009,
(ii) 2.25 to 1.00 for the four consecutive fiscal quarter period ending on March 31, 2010,
(iii) 2.50 to 1.00 for the four consecutive fiscal quarter periods ending on June 30, 2010 and September 30, 2010,
(iv) 2.75 to 1.00 for the four consecutive fiscal quarter periods ending on December 31, 2010, March 31, 2011 and June 30, 2011, or
(v) 3.00 to 1.00 for any four consecutive fiscal quarter periods ending on or after September 30, 2011.

(c) The aggregate amount of Tangible Assets (as defined in the Credit Agreement) of the Company and its subsidiaries that are organized under the laws of the United Kingdom, the United States and Australia cannot be less than 65% of the consolidated Tangible Assets of the Company and its subsidiaries.

(d) The Company cannot make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding in the aggregate for the Company and its subsidiaries during any fiscal year, an amount equal to (i) 45% of Consolidated EBITDA (as defined in the Credit Agreement) for the fiscal year ending December 31, 2009 or (ii) 40% of Consolidated EBITDA for any fiscal year ending after December 31, 2009.

Events of default under the Credit Agreement include customary events, such as change of control, breach of covenants or breach of representations and warranties.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Guaranty and Collateral Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Credit Agreement described in Item 1.01 above, on August 4, 2009 Furmanite Worldwide, Inc. terminated its $50.0 million credit facility under the Amended and Restated Loan Agreement, dated August 11, 2002, among Furmanite Limited, Furmanite Worldwide, Inc., the financial institutions from time to time party thereto and Bank of Scotland, as Agent (the "Previous Loan Agreement"). There were no material circumstances surrounding termination and no material early termination penalties were incurred by the Company.

The description of the Previous Loan Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to Previous Loan Agreement filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on August 14, 2002, which is incorporated herein by reference.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

August 7, 2009	By:	Miguel A. Desdin

Name: Miguel A. Desdin
Title: CFO

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement
10.2	Guaranty and Collateral Agreement